                                   EXHIBIT 23
                                CONSENT OF EXPERT

We hereby consent to the incorporation by reference in the February 20, 2001 filing of IP VOICE COMMUNICATIONS, INC. on Form S-8 ofour reports appearing in the Company's Form 10-KSB for the period ended December 31, 1999 and in the
Company's Form SB-2 effective as of February 14, 2001.

/s/ Durland & Company, CPSs, P.A.
    Durland & Company, CPAs, P.A